Lexaria, Corp. to Present at Cannabis Investor Webcast

Kelowna, BC / March 11, 2015 / Lexaria, Corp. (LXRP) (CSE:LXX) will be presenting at the Cannabis Investor Webcast tomorrow: Thursday, March 12, 2015 at 5:00 PM ET (2 PM Pacific).

"We're excited that Lexaria, Corp. has decided to present to our online audience of investors, analysts, entrepreneurs, media, and consumers," said Derwin A. Wallace, Senior V.P. of Investor Webcast. "The online interactive webcast will assist Lexaria, Corp. in increasing its awareness and exposure."

The Cannabis Investor Webcast includes presentations from privately-held and publicly-traded industry companies and industry professionals. Our presentation will be LIVE for 30-minutes and followed by 15-minutes of real-time Q&A. The Cannabis Investor Webcast is a great opportunity for the audience to research Lexaria without taking time-off from work, paying registration fees or incurring travel-related expenses.

"This is a great opportunity for Lexaria to use The Cannabis Investor Webcast as an online interactive platform to assist us in increasing awareness and exposure. I will give an overview of our company and its exciting new developments to everyone interested in their personal health and well-being," states Chris Bunka, President of Lexaria Corp.

Investors, analysts, entrepreneurs, media, and consumers who want to learn more about our ViPova-brand Tea can attend the free online webcast by clicking on the link http://www.cannawebcast.com/ and visit the Registration Page. To view the recording of the webcast please click on this link Cannabis Investor Webcast Recordings one week after the presentation.

About Lexaria

Lexaria's shares are quoted in the USA with symbol LXRP and in Canada with symbol LXX. The company searches for projects that could provide potential above-market returns.

To learn more about Lexaria Corp. visit www.lexariaenergy.com.

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Corp.
Chris Bunka
Chairman & CEO
 (250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana, CBD sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors. There is no assurance that existing capital is sufficient for the Company's needs or that it will need to attempt to raise additional capital. There is no assurance that and cannabidiol-based product will promote, assist, or maintain any beneficial human health conditions whatsoever. No statement herein has been evaluated by the Food and Drug Administration (FDA). PoViva products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.